UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2012

HOSPITALITY PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As further described in Item 5.07 of this Current Report on Form 8-K, at the annual meeting of shareholders of Hospitality Properties Trust, or the Company, held on May 9, 2012, the Company’s shareholders approved the adoption of the Hospitality Properties Trust 2012 Equity Compensation Plan, or the 2012 Plan.  The 2012 Plan replaces the Company’s 1995 Incentive Share Award Plan and its 2003 Incentive Share Award Plan as the plan under which the Company grants equity awards to meet its objective of compensating and rewarding the Company’s officers and Trustees, employees of the Company’s manager, consultants, advisors or other persons or entities providing management, administrative or other services to the Company or its subsidiaries.  The 2012 Plan reserves for issuance a total of 3,000,000 of the Company’s common shares of beneficial interest, par value $.01 per share, or Common Shares, for new awards and permits the Company to continue to grant awards of its Common Shares through May 9, 2022.

A copy of the 2012 Plan, which reflected the plan that was approved by the Company’s shareholders, was included as Appendix A to the Company’s proxy statement for the Company’s 2012 annual meeting of shareholders, which proxy statement was filed with the Securities and Exchange Commission, or SEC, on February 29, 2012, and is available at the SEC’s website at www.sec.gov.  The terms and conditions of the 2012 Plan and information pertaining to certain participants in the 2012 Plan are described in detail in that proxy statement.  The foregoing description of the 2012 Plan is qualified in its entirety by the terms of the 2012 Plan.  A copy of the 2012 Plan is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

As further described in Item 5.07 of this Current Report on Form 8-K, at the annual meeting of the Company’s shareholders, Dr. Bruce M. Gans received 42% of the shares voted, which was less than the majority of shares required to be re-elected as an Independent Trustee.  As a result, on May 9, 2012, Dr. Gans resigned from the Board of Trustees.  The Board of Trustees determined that the insufficient vote for Dr. Gans appeared not be directed at any personal failings of Dr. Gans, but rather to be the result of a policy position taken by the Board of Trustees in opposition to the shareholder proposal by the California Public Employee Pension Plan, or CalPERS.  In these circumstances, and because of the Board of Trustees’ determination that Dr. Gans’ continued service would be in the Company’s best interest, the Board of Trustees requested that Dr. Gans accept appointment to the vacancy created by his resignation.  Dr. Gans subsequently accepted appointment as the Independent Trustee in Group II of the Board of Trustees.  Dr. Gans will serve as a member of the Company’s Audit Committee, Compensation Committee and Nominating and Governance Committee.

For his service as a Trustee, Dr. Gans will be entitled to the compensation that the Company generally provides to its Trustees.  A summary of the Company’s currently effective Trustee compensation is attached hereto as Exhibit 10.2, and is incorporated herein by reference.

Item 5.07         Submission of Matters to a Vote of Security Holders.

At the annual meeting of the Company’s shareholders held on May 9, 2012, the Company’s shareholders approved the adoption of the 2012 Plan, which is further described under Item 5.02 of this Current Report on Form 8-K.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
86,658,725	6,122,604	309,977	18,517,144

The Company’s shareholders also approved a nonbinding advisory resolution on the compensation paid to the Company’s executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement dated February 29, 2012, relating to the Company’s 2012 annual meeting of shareholders.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
87,668,758	2,876,434	2,546,114	18,517,144

The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
110,245,170	1,203,067	160,213	N/A

A nonbinding shareholder proposal was also voted upon at the meeting.  The proposal, made by CalPERS requested that the Company take steps to require that all of the Company’s trustees stand for election each year.  The proposal by CalPERS received the following votes, which is less than the number of votes required for its adoption:

For	Against	Abstain	Broker Non-Vote
83,486,401	9,146,488	458,417	18,517,144

The Company’s shareholders elected Adam D. Portnoy as the Managing Trustee in Group II of the Board of Trustees for a three year term of office until the Company’s 2015 annual meeting of shareholders and to serve until his successor shall have been elected and qualified.  Mr. Portnoy received the following votes:

For	Against	Withhold	Broker Non-Vote
49,074,806	43,862,580	153,920	18,517,144

The Company’s shareholders voted on the election of Dr. Gans as the Independent Trustee in Group II of the Board of Trustees.  Dr. Gans received the following votes:

For	Against	Withhold	Broker Non-Vote
39,343,563	53,604,718	143,025	18,517,144

The results reported above are final voting results.

Item 8.01         Other Events.

Change to Trustee Compensation; Share Grants

On May 9, 2012, the Company changed its trustee compensation arrangements.  A summary of the Company’s currently effective trustee compensation arrangements is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

On May 9, 2012, the Company granted each of the Company’s trustees 2,000 Common Shares valued at $25.58, the closing price of the Company’s Common Shares on the New York Stock Exchange on that day, consistent with the Company’s trustee compensation arrangements.

Item 9.01         Financial Statements and Exhibits.

(d)                                 Exhibits.

The Company hereby files the following exhibits:

10.1         2012 Equity Compensation Plan.

10.2         Summary of Trustee Compensation.

10.3         Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

	By:	/s/ Mark L. Kleifges
	Name:	Mark L. Kleifges
	Title:	Treasurer and Chief Financial Officer

Dated: May 14, 2012